                                                                   Exhibit 10.17
--------------------------------------------------------------------------------


                            SUBSCRIBER AGREEMENT
                                      FOR
                          ALLTEL INTERCHANGE SERVICES
                           AGREEMENT No. SE1-981N

                              DATED JUNE 20, 1998
                                    -------------
--------------------------------------------------------------------------------

ALLTEL:                   ALLTEL Information Services, Inc.
                          (formerly ALLTEL Mortgage Information Services, Inc.) 601 Riverside Avenue
                          Jacksonville, Florida 32204-2987

SUBSCRIBER:               AEGIS Mortgage Acceleration Corporation
                          Three Embarcadero Center,
                          Fifth Floor
                          San Francisco, California 94111

ALLTEL
INTERCHANGE:              A "value added" network, that provides an electronic
                          linkage via certain data, voice and video telecommunication systems ("InterChange Services") among parties involved in the origination, processing, underwriting, closing, funding, selling, securitization and servicing of residential mortgage loans.

AGREEMENT:                Subject to the terms and conditions set forth on the
                          Exhibits attached to and made a part of this Agreement, ALLTEL shall allow Subscriber access to ALLTEL InterChange to permit Subscriber to access the InterChange Services. Subscriber shall pay to ALLTEL the fees, costs and expenses, and otherwise comply with the terms and conditions, set forth on the Exhibits attached to and made a part of this Agreement.

AEGIS MORTGAGE ACCELERATION               ALLTEL INFORMATION SERVICES, INC.
CORPORATION


BY: /s/ Craig M. Compiano  6/20/1998      By:  /s/ Sheri Reyes       6/29/1998

------------------------------------      --------------------------------------
SIGNATURE                    DATE         SIGNATURE                     DATE

Craig M. Compiano                         Sheri Reyes
------------------------------------      --------------------------------------
NAME                                      NAME

Vice President                            Senior Vice President
------------------------------------      --------------------------------------
TITLE                                     TITLE

          "Subscriber"                                      "ALLTEL"

                                                         Agreement No.: SE1-98IN

                                   EXHIBIT A

                         SCHEDULE OF PRODUCTS AND FEES


I.   ONE TIME COSTS (ESTIMATED)
     --------------------------


     A.  One Time Set Up Fee ( InterChange Implementation):                                  $ 1,500.00
         (Provides up to 10 hours InterChange implementation support, beyond 10 hours of IC Implementation Support at $150.00 per hour.)

         Project Plan/Time Line:
         Once project plan has been defined and mutually agreed upon by Subscriber and ALLTEL, as well as any changes, Subscriber will adhere to implementation dates, plus or minus thirty (30), days, or will be subject to possible set backs.

         * This set up cost refers to the implementation for the InterChange trading partner and is not intended to represent set up costs per lender doing business with the trading partner.

     B.  Installation of Communication Network (Frame Relay):                                $ 4,387.00
         Estimated cost of installation. (Subscriber is responsible for
         ALLTEL's reasonable out-of-pocket expenses for travel, lodging and meals.)

II.  MONTHLY COSTS

     A.  Service Subscription Fee per Mailbox:                                               $   500.00
         (The Monthly Subscription Fee is required for each mailbox to be used by Subscriber.)

     B.  Monthly Communication Fee (Frame Relay):                                            $ 2,451.74
         128 Kbps Local Loop (San Francisco, CA)
         128 Kbps Port, 32 Kbps PVC/CIR (Usage Based), ISDN Back-Up, Host
         Router and EEP Access, Local Frame Relay Access (Jacksonville),
         Network Support/Maintenance (Includes: Dedicated access to ALLTEL
         InterChange communication network, network maintenance and 24 hour a day telephone support.).  Dial back up -- using ISDN -- will be billed at ALLTEL's then current rate.

Note:  All communication and circuit costs are billable upon installation

C.     File Transfer Transmissions Charges:
       The File Transfer Transmissions Charges cover the transmission of data directly between ALLTEL's Data Center and Subscriber's processing system. File Transfer Transmissions Charges will be calculated monthly using the following Schedule:

---------------------------------------------------------------------------------------------
       Discount    Monthly Data Transmission       Cost Per 1KB            Per KB
         Tier              In Bytes)               (1,024 bytes)    Proprietary/Translated
                                                   Untranslated
---------------------------------------------------------------------------------------------
          1                  0 to 100,000,000         .03150                $0.11650
          2        100,000,001 to 200,000,000         .02940                $0.10290
          3        200,000,001 to 300,000,000         .02630                $0.08930
          4        300,000,001 to 500,000,000         .02420                $0.07670
          5        500,000,001 to 750,000,000         .01890                $0.07140
          6        750,000,001 to AND UP              .01370                $0.06620
---------------------------------------------------------------------------------------------

       Discount tier is based upon total monthly data transmitted (i.e., 132 MB transmitted in one month would qualify for tier 2 discount or total data transmission cost of $3,790).

       Billing of Transmission Charges at the end of each month will be based on the sum of all monthly data transactions, divided by 1,024, rounded up to the nearest 1KB, and multiplied by the corresponding per KB charge (from the above schedule). The minimum transaction data size for any one month is 1,024 bytes (1K).

       The following apply only to File Transfer Transmissions:


       1. During normal hours (8:00am through 7:30pm ET) telephone support is available by calling 904/791-3250.

       2. After normal hours (7:30pm through 8:00am ET) Telephone support is available through ALLTEL's network control center by calling 904/359-5430.

       3. Subscriber utilizes IBM mainframe compatible hardware for connectivity to the ALLTEL network.

       4. In order to support Host to Host or Credit reporting file transactions, Subscriber must utilize Certificate of Merger (Computer Associates), TCP/IP(F-FP) or Connect:Direct (NDM-Sterling) as the Communication software product for File Transfer Transmissions via dedicated connections. This is required at the remote location.
                                         --------

       5. Subscriber will provide a program and/or process to remove the header and trailer records, from the transmission file, for transmission to ALLTEL as confirmation of successful transmission (Refer to Exhibit C for a sample layout).

       6. 3270 access is available to ALLTEL's electronic mail and controls and audits system for EDI communications between Subscriber and ALLTEL.

D.   3270 Communication Facility:
        (These charges apply to 3270 pass through transactions only.)

        1) 3270 Communication Fee:
        A) 0 to 1,000 Online Transactions (Max 10 Terminals)        $    750
        B) 1,001 to 2,000 On-Line Transactions (Max 10 Terminals)   $  1,000
        C) 2,001 to 3,000 On-Line Transactions (Max 32 Terminals)   $  1,250
        D) 3,001 to 5,000 On-Line Transactions (Max 32 Terminals)   $  1,650

        Note 1: Monthly On-Line Pricing is a "step-function" of actual transaction volumes for Tiers A through D.
        Note 2:  32790 Transactions (.05 Per Transaction Over 5,000 Allocation)

        2) 3270 Transaction Charges:                                $    .05
        (Rate represents per transaction charge applicable after the allowable per month limit of 5,000)
        3270 pass through transactions has been reached
        (.05 Per Transaction Over 5,000 Allocation).
        This Transaction Charge applies to 3270
        transactions only.

III. TECHNICAL SUPPORT:

        The following rates are subject to adjustment upon thirty (30) days notice:

                                                  Implementation Charge *       Monthly Charge
                                                  ---------------------         --------------
a)  Communication Equipment:

    1.  Transmission links                                  See Note 2             See Note 2
    2.  9600 BPS Port Charge (per 9600 BPS)                    N/A                      $100

b)  Teleprocessing Support Charges:
    1.  Tail Circuit Leased Line Support (per line)            N/A                      $200
    2.  Multi-drop Branch Office Support (each branch)         N/A                        50
    3.  3270 On-Line (per controller or emulator)              N/A                       100
                     (up to 32 devices)
    4.  Cross Domain Facility                                $1500                       500

c)  CPI Electronic Mail Communication System ("CIMON")       $ 500

    1.  1-10 boxes                                                                 $20 per box
    2.  11-50 boxes                                                                $15 per box
    3.  Over 50 boxes                                                              $10 per box

* Note 1:  Subscriber shall also reimburse ALLTEL for reasonable travel, meals and lodging expenses, plus shipping & handling costs of materials shipped to the Subscriber's site.
 Note 2: At proposed rates for proposed configuration. Subject to adjustment based on configuration and/ or rate changes.

IV.   INCREMENTAL SERVICES
      --------------------

          If requested by Subscriber, a change or an addition of any service will reflect an implementation fee as described in Section I.A of this Agreement.

V.    OPTIONAL PRODUCTS AND SERVICES
      ------------------------------

      A.  Value Added Products Pricing:

          (Unless otherwise noted, prices for Value Added Products are to be added to Service Transaction Charges on a per transaction basis for each Value Added Product used by Subscriber. Use of Value Added Products will be in accordance with the provisions in Exhibit B and Addendum I.)

          1)  Credit - $1.25 Per Translated Credit Report/ Request Transaction
                       (Charges for Credit will not be added to Service Transaction Charges.)

     B.   Data Mapping:

          If requested by Subscriber, Data Mapping will be completed in accordance with the Statement of Work to be attached to the Agreement and made a part of hereto by reference.

     C.   Custom Programming:

          If requested by Subscriber, Custom Programming will be completed in accordance with the Statement of Work to be attached to the Agreement and made a part of hereto by reference.

     D.   Software Installation:

          If requested by the Subscriber, ALLTEL Technical Services Staff may install PC based file transfer or On-line Access Software at Subscriber's location based on a per day charge of $1500.00 plus reasonable out of pocket expenses (travel, lodging, food etc.). Technical expertise available for the following software products:


          File Transfer Software                  On-Line Software
          ----------------------                  ----------------

          Connect:Direct (NDM-Sterling)           AttachMate - IRMALAN
          XCOM - Computer Associates
          Communications Manager - ALLTEL

                                   EXHIBIT B

                 TERMS AND CONDITIONS OF SUBSCRIBER AGREEMENT
                        FOR ALLTEL INTERCHANGE SERVICES

     The following terms and conditions hereby are incorporated into and made a part of that certain Subscriber Agreement for ALLTEL InterChange Services No. SEl-98IN by and between ALLTEL Information Services, Inc. ("ALLTEL") (formerly ALLTEL Mortgage Information Services, Inc.) and AEGIS Mortgage Acceleration Corporation ("Subscriber") dated June 20, 1998 ("Effective Date").

                                   ARTICLE I
                                  DEFINITIONS

     When used in this Agreement, the capitalized terms listed below shall have the following meanings:

     Section 1.1   Acceptance Date. The earlier of the date on which the
                   ---------------
InterChange Services begin to carry and transmit data between ALLTEL and Subscriber or fifteen (15) business days after ALLTEL provides written notice to Subscriber that the InterChange Services are ready and available.

     Section 1.2   Communication Network. All hardware and software associated
                   ---------------------
with the PES, Satellite and certain common hub and baseband equipment, and other communication systems and devices.

     Section 1.3   Customer Subscriber. An individual or company interested in
                   -------------------
remote access to the Products via the InterChange Services.

     Section 1.4   Data Mapping.  The translation of data from or to 1) ANSI X12
                   ------------
standard communication protocol or 2) some other proprietary communication protocol standard between Customer Subscriber and Vendor Subscriber to effect data transmission via InterChange Services.

     Section 1.5   Dispute Notice. A notification in writing describing in
                   --------------
reasonable detail the nature of a dispute.

     Section 1.6   Disputing Party.  The party or parties to this Agreement who
                   ---------------
elect to submit an unresolved dispute to binding arbitration pursuant to the term of this Agreement.

     Section 1.7   Effective Date. The above referenced date of execution of
                   --------------
     this Agreement.

     Section 1.8   File Transfer Transmission.  The transfer of data directly
                   --------------------------
between ALLTEL's remote processing system and Subscriber's processing system.

     Section 1.9   ALLTEL InterChange.  A "value added" network, that provides
                   ------------------
an electronic linkage via certain data, voice and video telecommunication services among parties involved in the origination. processing, underwriting, closing, funding, selling, securitization and servicing of residential mortgage loans.

     Section 1.10  InterChange Services.  The transmission of data by and
                   --------------------
between Subscribers to ALLTEL InterChange accomplished through the Communication Network, among other communication systems devices, in accordance with the terms and conditions of this Agreement.

     Section 1.11  PES. and Personal Earth Stations are trademarks of Hughes
                   ---
Network Systems, Inc.

     Section 1.12  Products.  The products and/or services either marketed by
                   --------
Vendor Subscriber to Customer Subscriber, or procured by Customer Subscriber from one or more Vendor Subscribers or marketed by agreement between ALLTEL and Vendor Subscribers, as applicable, in connection with the origination, selling and servicing of residential mortgage loans, as more fully detailed in Exhibit A
                                                                       ---------
to the Agreement.

     Section 1.13  Subscriber.  Either Vendor Subscriber or Customer Subscriber,
                   ----------
as applicable, which has executed this Agreement.

     Section 1.14  Vendor Subscriber.  A company interested in providing
                   ----------------
Products to Customer Subscribers via the InterChange Services.

                                  ARTICLE II
                           ALLTEL'S RESPONSIBILITIES

     Section 2.1   InterChange Services.  ALLTEL shall, for the fees detailed on
                   --------------------
Exhibit A attached to the Agreement, provide its InterChange Services to
---------
Subscriber to permit, as applicable, either Vendor Subscriber to provide its Products to Customer Subscribers, or Customer Subscriber to obtain the Products from Vendor Subscribers or ALLTEL by agreement with Vendor Subscriber. ALLTEL shall specify and order the type of InterChange Service required by Subscriber. Notwithstanding the foregoing, Subscriber acknowledges that it owns no right, title or interest in and to InterChange Services by virtue of its execution of this Agreement, but merely enjoys the right to use the InterChange Services subject to the terms and conditions of this Agreement. Except as otherwise provided in this Agreement, Subscriber is prohibited from providing any third party with access to the InterChange Services.

     Section 2.2   Site Survey and Installation.  ALLTEL or its designee shall
                   ----------------------------
perform a site survey of, and install at Subscriber's appropriate communication systems and devices comprising a portion of the InterChange Services.

     Section 2.3   Beta Testing.  Beta testing of ALLTEL InterChange will be
                   ------------
performed jointly by ALLTEL and Subscriber.

     Section 2.4   Security.  ALLTEL shall implement appropriate security
                   --------
procedures and internal controls to protect the confidentiality of Subscriber's data in accordance with reasonably prudent practices in the communication services industry.

     Section 2.5   Telephone Support.  ALLTEL agrees to provide reasonable
                   -----------------
telephone support at no charge for the Communication Network during ALLTEL's normal office hours. "Reasonable" telephone support as stated in this Section
2.5 shall be defined as telephone support provided for 1) ALLTEL Hardware Failure - A failure of hardware owned by ALLTEL or a failure of communication lines contracted by ALLTEL, 2) ALLTEL Software Failure - A failure of an ALLTEL product to perform as expected and the origin of which cannot be identified or code logic within ALLTEL software which requires change, and 3) Data Corruption
- A problem created by data which is no longer in a functional format, and the origin of which cannot be identified. For all other support issues, Subscriber has the opportunity to select an FES/InterChange Support Package (provided upon request) for continued ongoing application and technical support. Subscribers not wishing to select a support package will be billed ALLTEL's then current hourly rate.

     Section 2.6   Network Sizing.  The transmission capacity of the
                   --------------
Communication Network as described in Exhibit A hereto represents the current
                                      ---------
network configuration anticipated at the time of installation. ALLTEL will seek to provide such additional capacity or applications to the InterChange Services as Subscriber may reasonably request at ALLTEL's then prevailing prices for such additional services, subject to ALLTEL's ability to provide additional capacity. Subscriber shall request any such changes by completing and delivering to ALLTEL a form entitled Systems Service Request ("SSR") to be provided by ALLTEL.

     Section 2.7   Maintenance of Equipment.  ALLTEL shall be responsible for
                   ------------------------
maintenance of the InterChange Services including, but not limited to, the portions thereof located at Subscriber's site. Subscriber shall notify ALLTEL immediately of any malfunctions or required maintenance with respect to such equipment. Maintenance coverage shall consist of twenty-four (24) hour a day support with an average four (4) hour response time.

                                  ARTICLE III
                         SUBSCRIBER'S RESPONSIBILITIES

     Section 3.1   Payment for Equipment and Services.  Subscriber shall pay
                   ----------------------------------
ALLTEL for: (i) the monthly and transactional fees for the InterChange Services provided by ALLTEL pursuant to Section 2.1 hereof, commencing on the Acceptance Date; (ii) the cost of the site survey (if applicable), and installation of the Interchange Services at Subscriber's site by ALLTEL pursuant to Section 2.2. hereof, which cost shall be invoiced at the time of delivery); and (iii) the costs of any of the hardware and/or software as may be required to accomplish the systems and beta testing, by ALLTEL pursuant to Section 2.3 hereof. Subscriber is responsible for prompt payment for all equipment and services delivered in accordance with the terms and conditions of this Agreement.

     Section 3.2   Marketing.  Vendor Subscriber is solely responsible for
                   ---------
marketing its Products to Customer Subscribers. ALLTEL will not make any representations, warranties or endorsements to such Customer Subscribers concerning Vendor Subscriber's Products, or to be responsible to such Customer Subscribers for any aspect of the Vendor Subscriber's Products.

     Section 3.3   Relocation and Removal.  Subscriber may request ALLTEL to
                   ----------------------
relocate portions of the InterChange Services located at Subscriber's site subsequent to their original installation by ALLTEL. Subscriber shall be responsible for and pay to ALLTEL any charges incurred in connection with the relocation of such portions of the InterChange Services, communications hardware and software. Subscriber shall also be responsible for all expenses of removing the portions of the InterChange Services at Subscriber's site upon termination of this Agreement for any reason other than a default by ALLTEL. The provisions of this Section are specifically intended to survive the termination of this Agreement.

     Section 3.4   Compliance with Law. Vendor Subscriber shall comply with all
                   -------------------
applicable federal, state and local laws, rules and restrictions in connection with the development, maintenance, use, marketing, dissemination and delivery of the Products. Customer Subscriber shall comply with all applicable federal, state and local laws, rules and regulations in connection with the use of the Products. Vendor Subscriber shall assure that any information and data comprising all or any part of a Product marketed to Customer Subscribers is true, accurate and complete.

     Section 3.5   Controls and Audit System.  If Subscriber is to perform File
                   -------------------------
Transfer Transmissions, Subscriber shall comply with ALLTEL's EDI Controls and Audit System requirements as described in Exhibit C to this Agreement.
                                          ---------

     Section 3.6   Transmission Schedule and System Availability.  If Subscriber
                   ---------------------------------------------
is to perform File Transfer Transmissions, ALLTEL will provide Subscriber with communication services consistent with the Transmission Schedule referenced in Exhibit D and at the times described in Exhibit E to this Agreement.
---------                               ---------

                                  ARTICLE IV
                             TERM AND TERMINATION

     Section 4.1   Original Term.  The original term ("Original Term") of this
                   -------------
Agreement shall be for a period of one (1) year from the Effective Date of this Agreement.

     Section 4.2   Extended Terms.  Following the Original Term, this Agreement
                   --------------
shall be automatically renewed for successive one (1) year terms (each an "Extended Term") under the same terms and conditions unless either party provides written notice to the other party at least ninety (90) days prior to the expiration of the then current term, of its election not to extend the term of this Agreement,

     Section 4.3   Termination.  Either party may, at its option, terminate this
                   -----------
Agreement in the event the other party falls to comply in any material respect with the covenants, conditions and agreements applicable to it under this Agreement or breaches in any material respect any of the representations or warranties set forth herein. Such termination may be effected only through a written notice, specifically identifying the breach on which termination is based. Following receipt of such notice, the party in breach shall have thirty
(30) days to cure such breach, which thirty (30) day period shall be extended by written notice for a additional period if, in the reasonable judgment of the non-defaulting party such default is capable of prompt cure, and appropriate corrective action is instituted by the defaulting party. Notwithstanding the foregoing, in the event of a monetary default by Subscriber, Subscriber shall have ten (10) days to cure the default. This Agreement may be terminated at ALLTEL's option in the event such cure is not effected by the end of such period.

     Section 4.4   Survival.  In the event of the termination of this Agreement,
                   --------
in whole or in part, the provisions of Article VIII and Section 4.5 shall survive and continue in effect.

     Section 4.5   Rights Not Affected.  The termination of this Agreement shall
                   -------------------
not release any party from liability for any breach by it either prior to such termination, or subsequent to such termination in the case of continuing covenants that survive termination of this Agreement.

                                   ARTICLE V
                                    PRICES

     Section 5.1   Prices.  The prices set forth on Exhibit A shall remain fixed
                   ------                           ---------
for a period of six (6) months following the Effective Date of this Agreement and will be subject to increase after that time; provided, however, Subscriber acknowledges that ALLTEL relies upon third party subcontractors and resources to provide the products, services and personnel in its performance under this Agreement, and that certain expenses including. but not limited to, tariffs, surcharges, miscellaneous service fees and use fees may at such third party's option, increase over time. Subscriber agrees that ALLTEL may during the Original or any Extended Term of this Agreement, make equivalent percentage adjustments in the monthly fees due to such increases by third parties. In addition, price adjustments may be made in connection with the network sizing as described in Section 2.6 of this Agreement. Any increases in prices by ALLTEL hereunder shall become effective thirty (30) days after Subscriber receives written notice thereof.

     Section 5.2   Extended Terms.  For each Extended Term, ALLTEL will charge
                   --------------
Subscriber at ALLTEL's then current standard prices for such services described in this Agreement.

                                  ARTICLE VI
                                   PAYMENTS

     Section 6.1   Invoices.  ALLTEL will render invoices for InterChange
                   --------
Services monthly. Invoices for special charges incurred during the month will be rendered as of the last day of the month. Invoices are due and payable by Subscriber within (30) days of receipt.

     Section 6.2   Taxes.  All taxes, however designated. arising from or based
                   -----
upon this Agreement or the payments made to ALLTEL by Subscriber pursuant hereto, including, but not limited to, all applicable sales, use and excise taxes, shall be paid by Subscriber as the same become due. Subscriber shall, upon request by ALLTEL pay the same either to ALLTEL or to the appropriate taxing authority at anytime during or after the termination of this Agreement. Subscriber shall not be responsible for the payment of any state, federal, or local franchise or income taxes based upon the net income of ALLTEL.

                                  ARTICLE VII
            REPRESENTATIONS AND WARRANTIES OF SUBSCRIBER AND ALLTEL

     Subscriber and ALLTEL each represent and warrant to the other with respect to itself as of the date of execution and throughout the term of this Agreement as follows:

     Section 7.1   Due Incorporation and Good Standing; Qualifications.  Each is
                   ---------------------------------------------------
a corporation or partnership duly organized, validly existing and in good standing under the laws of its state of incorporation or formation. Each is duly qualified or licensed and in good standing as a corporation or partnership, authorized to conduct its business and has in full force and effect (without notice of possible suspension, revocation or impairment) all requisite permits, licenses and approvals in each jurisdiction in which the nature of its business requires it to be so qualified or licensed or otherwise possess such permits.

     Section 7.2   Authority and Capacity.  Each has all requisite corporate or
                   ----------------------
partnership power, authority and capacity to enter into this Agreement and to perform its obligations hereunder. Each has duly and validly authorized the execution and delivery of this Agreement, and the consummation of the activities contemplated hereby, and this Agreement has been duly and validly authorized by all necessary corporate or partnership action. This Agreement will, upon its execution by both parties, constitute a valid and legally binding agreement of each, enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors rights generally or by general principles of equity.

     Section 7.3   Effective Agreement.  The execution, delivery and performance
                   -------------------
of this Agreement by each, and consummation of the activities contemplated hereby will not (a) violate any judgment, decree, injunction, order, regulation, or rule of any court or any governmental entity applicable to each, (b) conflict with any of the terms of each party's charter, articles of incorporation, bylaws or partnership agreement or (c) violate, conflict with, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in a breach of, any other agreement or commitment to which each is a party or by which it is bound, which such violation, conflict or default would materially impair each party's ability to perform its obligations hereunder or result in cost or liability to the other.

     Section 7.4   Consents and Approvals of Governmental Authorities.  No
                   --------------------------------------------------
consent, approval, authorization or waiver of, or declaration, filing or registration with, or notification to any governmental or regulatory authority is required in connection with the execution, delivery and performance by each party to this Agreement and the consummation by each party of the activities contemplated thereby.

     Section 7.5   Compliance with Regulations.  Subscriber has complied and is
                   ---------------------------
complying with all applicable federal, state and local laws and regulations in connection with the development, maintenance, use, marketing, dissemination and delivery of the Products and, with respect to a Vendor Subscriber, all information and data comprising all or any part of a Product is true, accurate and complete.

     Section 7.6   Right and Authority.  Vendor Subscriber, or ALLTEL as may be
                   -------------------
applicable, is the owner of the Product, including all intellectual property rights therein under copyright, patent, trademark, trade secret, and other applicable law. The Products do not infringe any copyright or other intellectual property right of any third party, in the event Vendor Subscriber, or ALLTEL as may be applicable, is not the owner of the Product such Vendor Subscriber or ALLTEL warrants that it has rightfully obtained the right to market the Product.

     Section 7.7   Limited Warranties.  ALLTEL represents and warrants that the
                   ------------------
InterChange Services will perform as set forth in this Agreement. ALLTEL further warrants that it has all the necessary fights to use such InterChange Services. THE FOREGOING WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

                                 ARTICLE VIII
                    INDEMNIFICATION/LIMITATION OF LIABILITY

     Section 8.1   Indemnification by Subscriber.  Subscriber will indemnify and
                   -----------------------------
save ALLTEL, its stockholders, and their respective officers, directors, employees and agents harmless from any and all loss, liability, claim, or damage arising out of, in connection with or resulting from (a) any misrepresentation or the inaccuracy or breach in any material respect of any representation or warranty made by Subscriber in this Agreement; (b) the non-fulfillment or non-performance of any covenant, condition or action required of Subscriber under this Agreement; (c) in the case of Vendor Subscribers only, any actual or alleged infringement of a patent, copyright, trade secret, or other intellectual Proprietary right of any third party in the United States with respect to the Products; (d) in the case of Vendor Subscribers only, any claims by Customer Subscribers relating to the Products, and (e) any matter disclaimed by ALLTEL, as specified in this Agreement, arising in connection with the provision of the InterChange Services by ALLTEL to Subscriber.

     Section 8.2   Indemnification by ALLTEL.  ALLTEL shall indemnify and save
                   -------------------------
Subscriber, its stockholders, and their respective officers, directors, employees and agents harmless from any and all loss, liability, claim, or damage arising out of, in connection with or resulting from (a) any misrepresentation or the inaccuracy or breach in any material respect of any representation or warranty made by ALLTEL in this Agreement; (b) the non-fulfillment or non-performance of any covenant, condition or action required of ALLTEL under this Agreement; or (c) any actual or alleged infringement of a patent, copyright, trade secret, or other intellectual proprietary right of any third party in the United States with respect to InterChange Services.

     Section 8.3   Limitation of Liability.  NOTWITHSTANDING THE PROVISION OF
                   -----------------------
8.2 HEREOF, ALLTEL WILL NOT BE LIABLE UNDER THIS AGREEMENT, AT LAW OR IN EQUITY, FOR ANY AMOUNTS IN EXCESS OF THE TOTAL OF ALL PAYMENTS MADE BY SUBSCRIBER TO ALLTEL UNDER THE TERMS OF THIS AGREEMENT WITH RESPECT TO INTERCHANGE SERVICES. THIS LIMITATION INCLUDES ANY LOSS OR DAMAGE INCURRED BY SUBSCRIBER OR OTHERS BY REASON OF OR INCIDENTAL TO:

          8.3.1 ANY DELAY OR INTERRUPTION IN USE OF SERVICE, OR FOR ANY FAILURE IN OR BREAKDOWN OF SERVICE, OR FOR ANY MISTAKES, OMISSIONS, DELAYS, ERRORS OR DEFECTS IN TRANSMISSION OCCURRING IN THE COURSE OF USE OF THE SERVICES PROVIDED HEREUNDER; OR

          8.3.2 LIBEL, SLANDER, OR INFRINGEMENT OF COPYRIGHT IN FROM OR IN CONNECTION WITH THE TRANSMISSION OF CUSTOMER SUBSCRIBER DATA OR OTHER INFORMATION VIA THE COMMUNICATION NETWORK UNLESS THE LIBEL, SLANDER OR INFRINGEMENT RESULTS SOLELY FROM WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF ALLTEL; OR

          8.3.3 UNLAWFUL OR UNAUTHORIZED USE OF INTERCHANGE SERVICES, UNLESS SUCH USE RESULTS SOLELY FROM THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE; OF ALLTEL; OR

          8.3.4 ANY CLAIM RESULTING FROM THE FURNISHING, INSTALLATION, OPERATION, MAINTENANCE OR REMOVAL OF THE INTERCHANGE SERVICES OR ITS COMPONENTS; OR

          8.3.5 ANY CLAIM ARISING OUT OF A BREACH IN THE PRIVACY OR SECURITY OF COMMUNICATIONS TRANSMITTED VIA THE INTERCHANGE SERVICES, UNLESS SUCH CLAIM RESULTS SOLELY FROM THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF ALLTEL.

IN NO EVENT WILL ALLTEL BE LIABLE TO SUBSCRIBER OR OTHERS FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOSS OF REVENUE OR PROFITS, LOSS OF SAVINGS, LOSS OF USE, INTERRUPTIONS OF BUSINESS, OR CLAIMS OF CUSTOMERS, WHETHER SUCH DAMAGES OCCUR PRIOR OR SUBSEQUENT TO, OR ARE ALLEGED AS A RESULT OF BREACH OF ANY OF THE PROVISIONS OF THIS AGREEMENT, EVEN IF ALLTEL HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

                                  ARTICLE IX
                             DEFAULTS AND REMEDIES

     Section 9.1   Default by Subscriber.  The occurrence of any one or more of
                   ---------------------
the following listed events shall constitute a default by Subscriber.

          9.1.1 The failure to pay any amounts due under this Agreement after the date they are due and payable; ALLTEL may, at ALLTEL's sole option and without limiting any remedy available to ALLTEL, notify the customers of any Vendor Subscriber who has payments that are overdue by thirty (30) days or more that Vendor Subscriber's Products may no longer be available on the lnterChange;

          9.1.2 The failure to fully and properly perform as required under this Agreement, or otherwise to comply with any material term or provision hereof.

          9.1.3 The filing by, against or on behalf of Subscriber of any petition or pleading under the Federal Bankruptcy Act or any other federal or state insolvency laws or regulations unless dismissed within 60 days;

          9.1.4 The appointment by any court or under any law of a receiver, trustee or other custodian of the property, assets or business of Subscriber; or

          9.1.5 The assignment by Subscriber of all or any part of its property or assets for the benefit of its creditors.

     Section 9.2   ALLTEL's Remedies.  Upon the occurrence of any default by
                   -----------------
Subscriber, as defined in Section 9.1 above, and failure to cure such default (as set forth in Section 4.3 hereof), ALLTEL, at its option, may invoke one or more of the following remedies:

          9.2.1 Terminate this Agreement and any or all of the InterChange Services pursuant to Article IV hereof and remove, at Subscriber's expense, the portions of the InterChange Services located at Subscriber's site;

          9.2.2 Require the Subscriber to pay an amount equal to the average monthly fees billed by ALLTEL to Subscriber since the Effective Date (as described in Article I) of this Agreement through the date the Subscriber is notified in writing that they are in default, multiplied by the number of months remaining in the Term (as described is Article IV) of this Agreement as of the date Subscriber is notified in writing that they are in default;

          9.2.3 Waive such default by written notice to Subscriber and continue performance under the terms of this Agreement;

          9.2.4 Seek indemnification from Subscriber pursuant to Section 8.1 hereof; or

          9.2.5 Pursue any other remedy available to ALLTEL at law or in equity.

     Section 9.3   Default by ALLTEL.  The occurrence of any one or more of the
                   -----------------
following listed events shall constitute a default by ALLTEL:

          9.3.1 The failure to fully, timely and properly perform its obligations under this Agreement, or otherwise comply with any material term or provision hereof;

          9.3.2 The filing by, against or on behalf of ALLTEL of any petition or pleading under the Federal Bankruptcy Act or any other federal or state insolvency laws or regulations;

          9.3.3 The appointment by any court or under any law of a receiver, trustee or other custodian of the property, assets or business of ALLTEL; or

          9.3.4 The assignment by ALLTEL of all or any part of its property or assets for the benefit of its creditors.

     Section 9.4   Subscriber's Remedies.  Upon the occurrence of any default by
                   ---------------------
ALLTEL, as defined in Section 9.3 above, and failure to cure such default (as set forth in Section 4.3 hereof), Subscriber at its option, may invoke one or more of the following remedies:

          9.4.1 ALLTEL and Subscriber shall negotiate a reasonable pro ration of the monthly fees described in the Agreement for the period of time ALLTEL did not perform as described in 9.3.1 above;

          9.4.2 Waive such default by written notice to ALLTEL and continue its performance under the terms of this Agreement;

          9.4.3 Terminate this Agreement and any or all of the InterChange Services pursuant to Article IV hereof and remove, at ALLTEL's expense, the portions of the InterChange Services located at Subscriber's site;

          9.4.4 Seek indemnification from ALLTEL pursuant to Section 8.2 hereof; or

          9.4.5 Pursue any other remedy available to Subscriber at law, or in equity, subject to the limitations of Section 8.3 hereof.

                                   ARTICLE X
                              CONFLICT RESOLUTION

     Section 10.1  Informal Dispute Resolution.  The parties will notify each
                   ---------------------------
other as promptly as possible of any conflicts arising out of this Agreement or in the interpretation of the provisions of this Agreement, or any dispute as to whether or not an event of default has occurred. ALLTEL and Subscriber further agree to attempt to resolve all such conflicts as promptly as possible and in good faith before initiating any causes of action arising out of this Agreement. If any dispute remains unresolved for any reason after thirty (30) days following the initial request for informal dispute resolution, or such other period of time as mutually agreed to, then the parties may agree to continue informal efforts to resolve the dispute or either party may initiate a binding arbitration proceeding as contemplated by Section 10.2 of this Agreement.

     Section 10.2  Binding Arbitration.  If the parties are unable to resolve
                   -------------------
any controversy arising under this Agreement as contemplated by Section 10.1 and if such controversy is not subject to Section 10.3 of this Agreement, then such controversy, and any ancillary claims not so resolved and not so subject, shall be submitted to binding arbitration at the election of the Disputing Party pursuant to the following conditions:

          (a)    Selection of Arbitrator. The Disputing Party shall notify the
                 -----------------------
                 American Arbitration Association ("AAA") and the other party in writing describing in reasonable detail the nature of the dispute (the "Dispute Notice"), and shall request that AAA furnish to the parties a list of five (5) possible arbitrators who shall be licensed to practice law in the United States and shall have at least five (5) years of experience in data processing and telecommunication matters. Each party shall have fifteen (15) days to reject two (2) of the proposed arbitrators. If one (1) individual has not been so rejected, he or she shall serve as arbitrator; if two (2) or more individuals have not been so rejected, AAA shall select the arbitrator from those individuals.

          (b)    Conduct of Arbitration. Arbitration will be conducted by the
                 ----------------------
                 arbitrator selected pursuant to subsection 10.2(a) with respect to the dispute described in the Dispute Notice and any other disputes related to this Agreement between the parties to this Agreement (i) pending at the inception of such arbitration and not otherwise being arbitrated under this Section 10.2; or (ii) arising during the pendency of such arbitration in accordance with the rules of AAA, except as specifically provided otherwise in this Section 10.2. The arbitrator will allow reasonable discovery in the forms permitted by the Federal Rules of Civil Procedure, to the extent consistent with the purpose of the arbitration. The arbitrator will have no power or authority, under the rules of AAA or otherwise, to amend or disregard any provision of this Section 10.2. The arbitration hearing shall be limited to not more than ten (10) days, with each of Subscriber and ALLTEL being allocated one-half of the time for the presentation of its case. Unless otherwise agreed to by the parties, an arbitration hearing shall be conducted on consecutive business days.

          (c)    Replacement of Arbitrator. Should the arbitrator refuse or be
                 -------------------------
                 unable to proceed with arbitration proceedings as called for by this Section 10.2, such arbitrator shall be replaced by an arbitrator selected from the other four (4) arbitrators originally proposed by AAA and not rejected by the parties, if any, or if there are no remaining proposed arbitrators who have not been rejected, by repeating the process of selection described in subsection 10.2(a) above. If an arbitrator is replaced pursuant to this subsection 10.2(c), then a rehearing shall take place in accordance with the provisions of this
                 Section 10.2 and the rules of AAA.

          (d)    Findings and Conclusions. The arbitrator rendering judgment
                 ------------------------
                 upon disputes between parties to this Agreement as provided in this Section 10.2 shall, after reaching judgment and award, prepare and distribute to the parties a writing describing the findings of fact and conclusions of law relevant to such judgment and award and containing an opinion setting forth the reasons for the giving or denial of any award.

          (e)    Place of Arbitration Hearings. Arbitration hearings
                 -----------------------------
                 contemplated by subsection 10.2(b) shall be held in Jacksonville, Florida. If ALLTEL and Subscriber agree, arbitration hearings may be held in another location.

          (f)    Time of the Essence. The arbitrator is instructed that time is
                 -------------------
                 of the essence in the arbitration proceeding, and that the arbitrator shall have the right and authority to issue monetary sanctions against either of the parties if, upon a showing of good cause, the party is unreasonably delaying the proceeding. The arbitrator shall render his or her judgment or award within fifteen (15) days following the conclusion of the arbitration proceeding. Recognizing the express desire of the parties for an expeditious means of dispute resolution, the arbitrator shall limit or allow the parties to expand the scope of discovery, as may be reasonable under the circumstances.

          (g)    Limitation on Authority of Arbitrator. If the arbitrator finds
                 -------------------------------------
                 that a material breach of this Agreement has occurred, the arbitrator shall not have the authority to exclude the right of a party to terminate this Agreement by virtue of such material breach. The arbitrator will have no power or authority, under the rules of AAA or otherwise, to amend or disregard any provisions set forth in this Agreement and shall be limited to rendering judgment on the dispute being arbitrated pursuant to this Article 10.

     Section 10.3  Immediate Injunctive Relief.  The only circumstance in which
                   ---------------------------
disputes between the parties will not be subject to the provisions of Sections
10.1 and 10.2 is where i) a party defaults under the provisions of Article IX of this Agreement or ii) a party makes a good faith determination that a breach of the terms of this Agreement by the other party is such that the damages to such party resulting therefrom will be so immediate, so large or severe and so incapable of adequate redress after the fact that a temporary restraining order and/or other immediate injunctive relief is the only adequate remedy for such breach. If a party making such a determination files a pleading with a court seeking such immediate injunctive relief and this pleading is challenged by the other party to this Agreement and the challenging party succeeds in such challenge, the party filing such pleading seeking immediate injunctive relief shall pay all of the costs and attorneys' fees of the party successfully challenging such pleading.

     Section 10.4  Costs and Attorneys' Fees.  Notwithstanding any rule of AAA
                   -------------------------
to the contrary, the arbitrator rendering judgment upon disputes between the parties to this Agreement as provided in Section 10.2 shall have the power to award all costs and attorneys' fees between the parties subject to such disputes.

     Section 10.5  Continued Performance.  Except where prevented from doing so
                   ---------------------
by the matter in dispute, both parties will continue performing their respective obligations under this Agreement while the dispute is being resolved unless and until such obligations are terminated by the expiration or termination of this Agreement.

                                  ARTICLE XI
                                 MISCELLANEOUS

     Section 11.1  Force Majeure.  Neither party to this Agreement shall be
                   -------------
liable to the other for any delay or failure to perform its obligations hereunder if such delay or failure arises from any cause or causes beyond the reasonable control of such party including, but not limited to, labor disputes, strikes, other labor or industrial disturbances, acts of God, floods, lightning, shortages of materials, rationing, terrestrial utility failures, earthquakes, casualty, war, acts of the public enemy, riots, insurrections, embargoes, blockades, actions, restrictions, regulations or orders of any government, agency or subdivision thereof. Such delay shall be excused and the period of performance extended as may be necessary to enable the applicable party, to perform after the cause of such delay has been removed. If either party anticipates a delay or failure that will cause an excusable delay, that party shall provide notice to the other party of the anticipated effect of such delay as soon as possible and in any event shall give written notice within two (2) business days after obtaining such information.

     Section 11.2   Nonwaiver.  No covenant or condition of this Agreement can
                    ---------
be waived except by the written consent of the other party. Forbearance or indulgence by either party in any regard whatsoever shall not constitute a waiver of the covenant or condition to be performed by the other party. Either party shall be entitled to invoke any remedy available to it under this Agreement, whether by law or in equity despite such forbearance or indulgence. The waiver by either party of the breach of any of the terms of this Agreement by the other party shall not operate as or be construed to be a waiver of any subsequent breach by the other party.

     Section 11.3   Notices.  All notices to be given under this Agreement shall
                    -------
be given in writing to ALLTEL or Subscriber at the addresses set forth in the front of the agreement to the attention of a designated officer. Either party may designate a new address by giving written notice to the other party specifying such new address. Notices given in connection with this Agreement shall be delivered in person, by registered mail, return receipt requested or by an overnight courier service.

     Section 11.4   Entire Agreement.  Neither ALLTEL nor Subscriber have made
                    ----------------
any statements, promises or agreements verbally or in writing in conflict with the terms of this Agreement. Any and all representations by any party, whether made by agents during negotiations prior to the execution of this Agreement and which representations are not contained in the provisions hereof shall not be binding upon any of the parties hereto. This Agreement contains the entire agreement between the parties and no rights are to be conferred upon either party until this Agreement has been fully executed.

     Section 11.5   Severability.  If any term or provision of this Agreement or
                    ------------
the application thereof to any person or circumstance shall, to any extent, be held invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

     Section 11.6   Governing Law. This Agreement shall be governed by the laws
                    -------------
of the State of Florida and the parties hereto agree that any litigation relating to this Agreement shall be in a court located within the State of Florida.

     Section 11.7   Insurance.  If Subscriber is to have ALLTEL equipment
                    ---------
located at its facility as part of this Agreement, Subscriber shall maintain public liability insurance with minimum combined limits of $1,000,000 for bodily injury and property damage in such form, and with such insurance companies as shall be reasonably satisfactory to ALLTEL. ALLTEL shall be named as an additional insured in such policies and Subscriber shall deliver a certificate to ALLTEL simultaneously with the execution of the Agreement evidencing that such coverage is in full force and effect. Subscriber shall provide updated insurance certificates to ALLTEL upon request.

     Section 11.8   Authorized Employees.  Subscriber shall designate in writing
                    --------------------
to ALLTEL within thirty (30) days of the execution of this Agreement, and when requested by ALLTEL from time to time, employees who are authorized to contact ALLTEL upon personnel and to request services under this Agreement for Subscriber. Subscriber shall provide written notice to ALLTEL of any changes of such authorized employees.

     Section 11.9   Advertising.  Subscriber shall not use the name ALLTEL,
                    -----------
ALLTEL InterChange or the ALLTEL InterChange logo in media advertising or publicity releases without securing the prior written consent of ALLTEL.

     Section 11.10  Third Party Beneficiaries.  This Agreement is intended for
                    -------------------------
the sole use and benefit of the parties hereto and is not entitled in any way to create any rights in or obligations to third parties.

     Section 11.11  Assignment.  Neither this Agreement nor any rights or
                    ----------
obligations hereunder may be assigned by either party hereto without the prior written consent of the other. Merger, consolidation or other business reorganization of either party shall not be deemed an assignment hereunder, provided that the Assignee is not an entity, or an affiliate or subsidiary of an entity, which entitles or attempts to engage in the business of providing any products or services that compete with such products or services provided by the non-assigning party. The assigning party shall provide reasonable advance notice to the other party, of any assignment ,which does not require the consent of such other party. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Neither the terms of this Agreement nor any performance hereunder shall be construed to create any rights in any person other than the parties to this Agreement.

     Section 11.12  Nonexclusivity. The equipment and services provided by
                    --------------
ALLTEL to Subscriber in connection with this Agreement are nonexclusive in nature and ALLTEL may provide the same or similar equipment and services to other customers of ALLTEL under terms and conditions as ALLTEL in its sole discretion deems appropriate.

     Section 11.13  Lawful Purpose.  The services furnished under this
                    --------------
Agreement are subject to the condition that they be used only for lawful purposes.

     ALLTEL and subscriber have executed this Agreement as of the date set forth in the preamble hereof.


AEGIS MORTGAGE ACCELERATION                  ALLTEL INFORMATION SERVICES, INC.
CORPORATION

BY:                                          BY:

/s/ Craig M. Compiano    6/20/1998           /s/ Sheri Reyes
----------------------------------           --------------------------
SIGNATURE                     DATE           SIGNATURE             DATE

Craig M. Compiano                            Sheri Reyes
----------------------------------           --------------------------
NAME                                         NAME

Vice President
----------------------------------           --------------------------
TITLE                                        TITLE

              "Subscriber"                             "ALLTEL"

--------------------------------------------------------------------------------
                                  Exhibit C
                                  ---------
                             [COBOL SOURCE CODE]
--------------------------------------------------------------------------------

                                                         Agreement No.: SE1-98IN
                                   EXHIBIT D

                      FILE TRANSFER TRANSMISSION SCHEDULE

 . Data will normally be created at ALLTEL for transmission to Subscriber from midnight until 6:00am ET.

 .  Subscriber will create files for transmission to ALLTEL from noon to 4:00pm
   ET. Files created outside this window may not be processed in the next ALLTEL client processing cycle.

 . ALLTEL will receive the transmission files from Subscriber and will process as input into next available clients FM/MSP cyc1e.

                                                         Agreement No.: SE1-98IN
                                   EXHIBIT E

                           SYSTEM AVAILABILITY TIMES

--------------------------------------------------------------------------------

I.   ALLTEL ON-LINE SYSTEMS SCHEDULED SYSTEM AVAILABILITY*

     (Note: All times are Local Subscriber time)

     Day of Week             Start-Time                 Stop-Time

     Monday                     0800                       2000
     Tuesday                    0700                       2000
     Wednesday                  0700                       2000
     Thursday                   0700                       2000
     Friday                     0700                       2000
     Saturday                   0700                       1500
     Sunday                     not available

* Note: Alaska, Hawaii, or Puerto Rico Subscriber's hours may vary.

II.  ALLTEL FILE TRANSFER TRANSMISSION SYSTEMS SCHEDULE AVAILABILITY

     Day of Week                                   Start-Time

     Monday through Friday                         0000-2400
     Saturday                                      0000-2000
     Sunday                                        not available

III. EXCEPTIONS TO NORMAL ON-LINE SYSTEMS USAGE AVAILABILITY

     a. Holiday Schedules: ALLTEL annually publishes the dates on which ALLTEL observes the following holidays via electronic mail (CIMON).

          1.  Memorial Day
          2.  Independence Day
          3.  Labor Day
          4.  Thanksgiving
          5.  Christmas
          6.  New Year's

          No regular systems processing will be made available from 0700 on the dates published until 0700 the following day.

     b. Preventative maintenance will normally be conducted on the ALLTEL in-house equipment until 0800 each Monday morning. This schedule will automatically change to Tuesday morning when ALLTEL is closed for a holiday on Monday. Occasionally, the systems may not be available on Saturdays when ALLTEL is making hardware/software upgrades or change-overs.

IV.  ALLTEL reserves the right to modify the above schedules from time to time.

                                  ADDENDUM I
                             VALUE ADDED PRODUCTS
                            TO SUBSCRIBER AGREEMENT
                        FOR ALLTEL InterChange SERVICES

                                                         Agreement No.: SEl-98IN

WHEREAS, ALLTEL Information Services. Inc. ("ALLTEL") (formerly ALLTEL Mortgage Information Services Inc.) and Aegis Mortgage Acceleration Corporation ("Subscriber") have entered into a Subscriber Agreement for ALLTEL InterChange Services dated __________, to which this Addendum is attached, ALLTEL and Subscriber agree to modify the terms and conditions of the Agreement as follows:

A.   Use of Value Added Products.  Subscriber may use the Value Added Products
     ---------------------------
     only for its benefit and not for the benefit of third parties, except wholly owned subsidiaries. Subscriber may be required to enter into a separate agreement with the Vendor Subscribers whose product(s) are offered as Value Added Products through ALLTEL InterChange.

B.   Ownership of Value Added Products  Subscriber acknowledges that the Value-
     ---------------------------------
     Added Products may contain certain software code owned and copyrighted by ALLTEL, or licensed by ALLTEL, and such software contains trade secrets and confidential information of ALLTEL and its licensors. Subscriber agrees;
     (i) not to attempt to obtain access to the software; (ii) not to attempt to use, modify, adapt, translate, disassemble, decompile, reverse engineer, or attempt in any manner to derive source code for the software, or attempt in any way to merge or incorporate the software into any other work or create derivative works based on the software, or publish or otherwise disclose such software to any other person or entity.

C.   Representations and Warranties. NO REPRESENTATIONS OR WARRANTIES ARE MADE
     ------------------------------
     BY ALLTEL OR ANY LICENSORS WITH RESPECT TO THE VALUE ADDED PRODUCTS OR THE SOFTWARE THEY MAY CONTAIN, EITHER EXPRESS OR IMPLIED, BY OPERATION OF LAW OR OTHERWISE, WHETHER IN CONTRACT OR IN TORT, INCLUDING WITHOUT LIMITATION, NEGLIGENCE AND STRICT LIABILITY, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

D.   Value Added Products Selection.  Subscriber assumes the responsibility for
     ------------------------------
     the selection of the Value Added Products to achieve the Subscriber's intended results obtained from the Value Added Products. ALLTEL and its licensors do not warrant that the functions contained in, or the results derived, from the Value Added Products will meet Subscriber's requirements.

E.   Work Validation.  Subscriber is advised to validate Subscriber's results
     ---------------
     derived from use of the Value Added Products. Subscriber acknowledges that it bears the risk of failure or inaccuracy in the performance of the Value Added Products.

F.   Confidentiality.  Subscriber agrees that the methods of utilizing the
     ---------------
     software used in providing the Value Added Products are confidential information of ALLTEL or their respective licensors, whether or not marked as such. Subscriber agrees that it shall maintain confidential information in trust for ALLTEL or the respective licensors, and shall not directly or indirectly disclose any portion thereof to any third party or use such information for its own benefit or the benefit of others, except as permitted hereunder. Subscriber agrees that the disclosure of confidential information or any portion thereof to unauthorized persons could cause irreparable harm to ALLTEL or its licensors. The obligations of Subscriber hereunder shall survive the termination of this Agreement.

IN WITNESS WHEREOF, ALLTEL and Subscriber have executed this Addendum on June 20, 1998.

AEGIS MORTGAGE ACCELERATION             ALLTEL INFORMATION SERVICES, INC.
CORPORATION

BY:                                     BY:

/s/ Craig M. Compiano   6/20/98         /s/ Sheri Reyes        6/29/98
-------------------------------         ------------------------------
Signature                  Date         Signature                 Date

Vice President                          Senior Vice President
-------------------------------         ------------------------------
TItle                                   Title

           "Subscriber"                              "ALLTEL"